UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 7, 2012

Verso Paper Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Verso Paper Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices)

(901) 369-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Tender Offer

On March 7, 2012, Verso Paper Corp. (“Verso”) announced that its subsidiary, Verso Paper Holdings LLC (“Verso Holdings” and together with Verso, the “Registrants”), will launch a cash tender offer for all of the outstanding 11 1/2% senior secured notes due 2014 issued by it and Verso Paper Inc., a subsidiary of Verso Holdings (together with Verso Holdings, the “Issuers”). A copy of the press release related to the tender offer is attached as Exhibit 99.1 and is incorporated herein by reference.

Notes Offering

On March 7, 2012, Verso also announced the intent of the Issuers to offer $345 million aggregate principal amount of senior secured notes due 2019 (the “Notes”) through a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release related to the Notes offering is attached as Exhibit 99.2 and is incorporated herein by reference.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. investors pursuant to Regulation S. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

New Credit Facilities

On March 7, 2012, Verso also announced that it has received commitments from lenders for a new $150 million asset-based revolving loan facility and a new $50 million first-priority revolving facility. These commitments would be utilized in lieu of Verso’s previously announced $100.0 million of commitments for an accounts receivable securitization facility and approximately $55.0 million of commitments to provide a new and/or extended revolving facility under Verso Holdings’ existing senior secured revolving credit facility.

Verso intends to enter into the new credit facilities as soon as practicable following the completion of the Notes offering and upon satisfaction of customary conditions. While Verso has received commitments from lenders for the proposed new credit facilities, there can be no assurance that Verso will enter into such facilities. The new credit facilities will replace Verso’s existing $200 million revolving credit facility which matures on August 1, 2012.

The Registrants are furnishing this information under Item 7.01 of this report to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrants’ filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” and similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management’s current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. For a discussion of such risks and uncertainties, please refer to Verso’s filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this report to reflect subsequent events or circumstances or actual outcomes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are included with this report and are being furnished solely for purposes of Item 7.01 of this Form 8-K:

Exhibit Number	Description of Exhibit

99.1	News release issued by Verso Paper Corp. on March 7, 2012, announcing the tender offer.

99.2	News release issued by Verso Paper Corp. on March 7, 2012, announcing the Notes offering and commitments from lenders for new credit facilities.

99.3	Disclosure in connection with the distribution of the offering circular for $345 million aggregate principal amount of senior secured notes due 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2012

VERSO PAPER CORP.

By:	/S/ ROBERT P. MUNDY
Robert P. Mundy
Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

By:	/S/ ROBERT P. MUNDY
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News release issued by Verso Paper Corp. on March 7, 2012, announcing the tender offer.

99.2	News release issued by Verso Paper Corp. on March 7, 2012, announcing the Notes offering and commitments from lenders for new credit facilities.

99.3	Disclosure in connection with the distribution of the offering circular for $345 million aggregate principal amount of senior secured notes due 2019.

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